Exhibit 99.1

           Gexa Corp. Announces Listing on the Nasdaq SmallCap Market

     HOUSTON--(BUSINESS WIRE)--July 27, 2004--Gexa Corp. (OTCBB:GEXC), a Texas retail electricity provider, announced today that the Company's common stock has been approved for listing on the Nasdaq SmallCap Market. Trading on Nasdaq is anticipated to commence on Monday, Aug. 2, 2004, under the Company's new trading symbol, "GEXA."
     Neil M. Leibman, chairman and CEO, said, "Our listing is a very significant milestone in the growth of our company. We are confident this listing will expand Gexa's visibility and access to the investment community, including those institutional investors who have expressed interest in purchasing Gexa stock for their portfolio but were previously precluded from buying our stock in the over-the-counter market. Our Nasdaq listing should enhance the liquidity of the stock."

     About Gexa Corp: Gexa Corp. is a Texas-based retail electric provider, which entered the market as deregulation began on Jan. 1, 2002. The Company offers residential and all size commercial customers in the Texas restructured retail energy market competitive prices, pricing choices and improved customer-friendly service.

     Forward-Looking Statements: This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of existing capital sources, our ability to raise additional capital to fund future operations, our assumptions regarding the competitive restructuring and deregulation of the electricity market, competition from utility companies, our dependence on the services of certain key personnel and our ability to manage our growth successfully. In particular, careful consideration should be given to cautionary statements made in the various reports Gexa Corp. files with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

     CONTACT: Gexa Corp., Houston
              Neil Leibman, 713-470-0400
              investors@gexaenergy.com